UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

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SulphCo, Inc.
_________________________________________________________________________________
(Exact name of registrant as specified in charter)

Nevada	001-32636	88-0224817
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(Address of principal executive offices)  (Zip Code)

(713) 896-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events.

On December 10, 2007, SulphCo, Inc. (the “Company”) issued a press release announcing that Dr. Rudolf W. Gunnerman, the Company’s former Chairman and CEO, has adopted a stock trading program under Securities and Exchange Commission (SEC) Rule 10b5-1 for the sale of up to 2.5 million shares of Company stock over the next 12 months. A copy of the press release dated December 10, 2007, is included at Exhibit 99.1.

On December 11, 2007, the Company issued a press release announcing that the Stock Option Agreement and Lockup Agreement dated April 24, 2007 among Dr. Rudolf W. Gunnerman, the Company's former Chairman and CEO, his wife Doris Gunnerman (the “Gunnermans”), and persons or entities holding options to purchase common stock of the Company from the Gunnermans (“Optionees”), was amended by Amendment No.1 to Stock Option Agreement and Lockup Agreement dated November 27, 2007. A copy of the press release dated December 11, 2007, is included at Exhibit 99.2.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1 99.2	Press release dated December 10, 2007 Press release dated December 11, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SulphCo, Inc.

Dated as of: December 11, 2007	By:	/s/ Stanley W. Farmer
Name: Stanley W. Farmer Title: Vice President and Chief Financial Officer